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                              MANAGEMENT AGREEMENT

     This Management Agreement by and between National Auto Finance Company L.P., a Delaware limited partnership ("NAFCO LP" or the "Partnership") and National Auto Finance Corporation, a Delaware corporation (the "Corporation") is dated and effective as of the 29th day of December, 1994.

     WHEREAS, NAFCO LP is engaged in the business of identifying, acquiring, lending with respect to, conveying to one or more master trusts, and servicing motor vehicle finance and lease contracts;

     WHEREAS, the Corporation is the general partner of NAFCO LP; and

     WHEREAS, both NAFCO LP and the Corporation wish to define more specifically the role of the Corporation in the performance of its obligations as general partner of NAFCO LP and the payment to the Corporation of fees and expenses as compensation for the performance of its obligations.

     NOW, THEREFORE, in accordance with these premises and the mutual promises contained herein, NAFCO LP and the Corporation agree as follows:

1. Services. On behalf of and in the name of NAFCO LP, the Corporation, inter alia, shall:

     (i) provide or make available banking, record keeping and related services;

     (ii) maintain all reasonable and necessary books and records with respect to the Partnership's business;

    (iii) maintain the general accounting records of the Partnership and prepare for certification such periodic financial statements as may be necessary or appropriate;

     (iv) prepare and timely file such income, franchise or other tax returns of the Partnership as shall be required to be filed by applicable law;

     (v) respond to or otherwise reasonably deal with correspondence relating to the Partnership's business;

     (vi) prepare for timely execution by the Partnership or cause the timely preparation by other appropriate persons of all such documents, reports,


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          filings, instruments, certificates and opinions as may be necessary or appropriate;


    (vii) undertake such other managerial and administrative services as may be reasonable to cause the Partnership to satisfy its obligations;

   (viii) retain (a) such legal counsel as may be necessary to perform for the Partnership the services necessary or appropriate to its organization and the services customarily provided by a general corporate counsel, and (b) the Partnership's accountants to timely prepare the audited financial statements and tax returns of the Partnership and to provide such other accounting services as the Partnership may require;

     (ix) make available telephone, telecopy and post office box facilities as may be necessary for the conduct of the Partnership's business and in particular, but without limitation, facilities for meetings of the partners from time to time;

     (x) prepare and timely file all reports required to be filed under federal and state securities laws; and

     (xi) in furtherance of the foregoing and such other activities as may be incident to the performance of its duties pursuant to Article V of the Amended and Restated Agreement of Limited Partnership of National Auto Finance Company L.P. (the "Partnership Agreement"), take all other actions as may be appropriate or incident thereto.

     In the performance of its services hereunder, the Corporation shall have the right to utilize the services of National Finance Corporation (the "NFC") in accordance with the Services Agreement attached hereto as Attachment A, as such Services Agreement may be amended from time to time.

2. Fees and Expenses. The Corporation shall be entitled to receive fees and expenses as follows:

     (i) reimbursement of an amount equal to all of its direct out-of-pocket costs and expenses (including expenses incurred in utilizing the services of NFC) in providing the services required by this Management Agreement;

     (ii) reimbursement of reasonable and customary fees and expenses for the Corporation's directors;


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    (iii) reimbursement of all cash and non-cash compensation, bonuses, benefits and expenses for its officers and employees;

     (iv) reimbursement of all governmental or similar fees, charges, taxes, duties and imposts of every kind and nature; and

     (v) a fixed fee of $16,000 per month during each month of calendar year 1995. Such payments shall be made beginning on the fifteenth of January 1995 and continue on the fifteenth of each succeeding month through December 1995.

3. Term. This Management Agreement shall expire on the earlier of December 21, 2015 or the date on which the complete liquidation of NAFCO LP and the cancellation of its Certificate of Limited Partnership has been effected.

4. Notices. All notices provided hereunder shall be in writing and shall be effective upon receipt.

     Notices provided to the Corporation shall be addressed as follows:

                             National Auto Finance Corporation
                             621 N.W. 53rd Street, Suite 320
                             Boca Raton, Florida  33487
                             Attn:  Gary L. Shapiro, President
                                    (407) 241-7797 Fax
                                    with a copy to Craig Schnee

     Notices provided to National Auto Finance Company L.P. shall be addressed as follows:

                             National Auto Finance Corporation
                             621 N.W. 53rd Street, Suite 320
                             Boca Raton, Florida  33487
                             Attn:  Roy Tipton, Executive Vice President
                                    with a copy to Stacy McMillen

     Either party may change the address to which notices or other communications are to be sent to it by giving notice of such change in the manner provided herein.

5. Assignment. This Management Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, this Management Agreement shall bind and inure to the benefit of the parties hereto, and their respective legal representatives, successors and permitted assigns.


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6. Entire Agreement. This Management Agreement, together with Attachment A hereto and the Partnership Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

7. Counterparts. This Management Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

8. Section Headings. All section headings are inserted for convenience only and shall not control or affect the meaning or construction of any provision of this Management Agreement.


9. Applicable Law. This Management Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its choice of law provisions.

     IN WITNESS WHEREOF, each party hereto has caused this Management Agreement to be duly executed as of the date first above written.

                                    NATIONAL AUTO FINANCE COMPANY L.P.

                                    By: National Auto Finance Corporation,
                                        as General Partner


                                    --------------------------------------
                                    By: Roy Tipton, Executive
                                          Vice President


                                    NATIONAL AUTO FINANCE CORPORATION


                                    --------------------------------------
                                    By: Gary L. Shapiro, President


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